UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 11, 2021

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15943	06-1397316
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

251 Ballardvale Street

Wilmington, Massachusetts 01887

(Address of Principal Executive Offices) (Zip Code)

781-222-6000

(Registrant’s Telephone Number, including Area Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 per share	CRL	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On November 11, 2021, Charles River Laboratories International, Inc. (the "Company") announced that Ms. Birgit Girshick, Corporate Executive Vice President, Discovery and Safety Assessment and Biologics Testing Solutions, will become Chief Operating Officer of the Company, effective immediately, and will add Research Models and Services to her responsibilities. Ms. Girshick will continue to report directly to James C. Foster, Chairman, President and Chief Executive Officer.

Ms. Girshick, age 51, has a proven track record of outstanding performance, leading many of the Company’s businesses through important strategic initiatives during her three decades with the Company. Ms. Girshick joined Charles River in 1989 and held positions of increasing responsibility in the Company’s Research Models and Services (RMS) Germany and Avian Vaccine Services businesses. In 2010, Ms. Girshick was promoted to Corporate Vice President, Biologics Testing Solutions, followed by a promotion to Corporate Senior Vice President, Research Models and Biologics Testing Solutions in 2013. In 2016, Ms. Girshick assumed responsibility for the Global Discovery Services business. In 2018, Ms. Girshick was promoted to Corporate Executive Vice President overseeing the Discovery, Safety Assessment, Biologics Testing Solutions, and Avian Vaccine Services business units. In 2021, she also assumed responsibility for the company’s Cell and Gene Therapy CDMO business. In her most recent role, Ms. Girshick was responsible for leading these global businesses, which includes guiding their strategic direction, driving operational excellence and growth, maintaining client and partnership relationships, leading the organization’s digital transformation and integrating acquisitions. In this new role, Ms. Girshick will be responsible for leading the RMS, Discovery Services, Safety Assessment, and Biologics Solutions businesses.

Ms. Girshick received a B.A. degree from Eastern Connecticut State University and an M.B.A. degree from the University of Rhode Island. She is also a graduate of the Advanced Management Program at the MIT Sloan School of Management.

The appointment of Ms. Girshick as Corporate Executive Vice President, Chief Operating Officer of the Company was not made pursuant to any arrangement or understanding between her and any other person. Ms. Girshick will receive salary, bonus and equity opportunity, and will participate in other benefit and compensation plans, at levels consistent with her position and scope of responsibility.

On November 11, 2021, the Company issued a press release that discussed the foregoing. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of the Company dated November 11, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 12, 2021	CHARLES RIVER LABORATORIES INTERNATIONAL, INC. (Registrant)
	By:	/s/ Matthew Daniel
		Name:	Matthew Daniel
		Title:	Corporate Senior Vice President, General Counsel & Corporate Secretary